UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2013

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2013, we entered into exchange and purchase agreements to sell to institutional investors an aggregate of $75.0 million of our new 5.875% Senior Notes due 2017 (the “New Notes”) in exchange for approximately $42.8 million of our 9.50% Senior Notes due 2016 (the “Existing Notes”) from existing holders of such notes and the purchase by certain of such holders of additional New Notes for cash (the “Note Exchange and Purchase”). The Note Exchange and Purchase will result in net cash to the company totaling approximately $25.0 million. The New Notes will be issued pursuant to an indenture substantially similar to the indenture for the Existing Notes (except for matters such as term, interest rate, redemption terms, financial ratios, and covenants). The New Notes will be issued without registration in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended. We anticipate that the settlement of the sale of the New Notes will take place on or about June 17, 2013, subject to customary closing conditions.

Item 7.01	Regulation FD Disclosure.

On June 13, 2013, we issued a press release announcing the Note Exchange and Purchase described under Item 1.01 of this Current Report on Form 8-K and announcing the authorization by our Board of Directors of the purchase of up to $100.0 million of our outstanding common stock, including the purchase for cash of up to $75.0 million of common stock by way of a fixed-price issuer tender offer, with the remaining authorized balance to be purchased in open market or privately negotiated transactions. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report on Form 8-K is available on our website located at www.smith-wesson.com, although we reserve the right to discontinue that availability at any time.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated June 13, 2013, entitled “Smith & Wesson Holding Corporation Announces Debt Exchange and Purchase, and $100.0 Million Stock Repurchase Authorization”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: June 13, 2013	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

99.1	Press release from Smith & Wesson Holding Corporation, dated June 13, 2013, entitled “Smith & Wesson Holding Corporation Announces Debt Exchange and Purchase, and $100.0 Million Stock Repurchase Authorization”